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                                PLAN OF REORGANIZATION


          THIS PLAN OF REORGANIZATION is made this ______ day of _____________, 1997, by and between CENTERPOINT PROPERTIES CORPORATION, a Maryland corporation (the "Corporation"), and CENTERPOINT PROPERTIES TRUST, a Maryland real estate investment trust (the "Trust").

                                W I T N E S S E T H:

          WHEREAS, the Corporation is a corporation organized and existing under the laws of the State of Maryland; and

          WHEREAS, the total number of shares of capital stock which the Corporation has authority to issue is 60,000,000, consisting of:
47,727,273 shares of voting Common Stock, par value $0.001 per share, of which 16,751,556 shares are issued and outstanding as of August 11, 1997;
2,272,727 shares of non-voting Class B Common Stock, par value $0.001 per share, all of which are issued and outstanding; and 10,000,000 shares of undesignated Series Preferred Stock, par value $0.001 per share, none of which is issued and outstanding; and

          WHEREAS, the Trust is a real estate investment trust organized and existing under the laws of the State of Maryland; and

          WHEREAS, the total number of shares of beneficial interest which the Trust has authority to issue is 60,000,000, consisting of: 47,727,273 voting Common Shares, par value $0.001 per share, of which one Common Share is issued and outstanding and owned by the Corporation; 2,272,727 non-voting Class B Common Shares, par value $0.001 per share, none of which is issued and outstanding; and 10,000,000 undesignated Series Preferred Shares, par value $0.001 per share, none of which is issued and outstanding; and

          WHEREAS, the Board of Directors of the Corporation (the "Directors") and the Board of Trustees of the Trust (the "Trustees") have been advised by legal counsel that a merger of a Maryland corporation such as the Corporation into a Maryland real estate investment trust such as the Trust is specifically permitted by Section 3-102(a)(3) of the Maryland General Corporation Law ("MGCL") and Section 8-501.1(b) of Title 8 of the Maryland Corporations and Associations Code ("Title 8"); and have accordingly determined that such a merger is permitted by law and is consistent with the provisions of the Articles of Incorporation of the Corporation as amended (the "Articles") and the Declaration of Trust of the Trust (the "Declaration"); and

          WHEREAS, the Directors and the Trustees have determined that it is in the best interests of the Corporation to merge with and into the Trust, on the terms and conditions set forth herein, but subject to the prior authorization of both the holders of at least two-thirds of the outstanding Common Stock of the Corporation and of the sole shareholder of the Trust, all under and pursuant to the Articles, the Declaration, the MGCL and Title 8;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, for the purpose of prescribing the terms and conditions of the merger, the parties hereto agree as follows:

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                                     SECTION 1

                                TERMS AND CONDITIONS

          1.1 MERGER. At the Effective Date (as defined in Section 2), the Corporation shall be merged with and into the Trust (the "Merger"), the Trust shall be the surviving entity (the "Successor"), and the separate existence of the Corporation shall cease.

          1.2 SUCCESSOR. At and from the Effective Date, the Trust shall succeed to all of the rights, powers and property of the Corporation and shall be liable for all of the liabilities, debts and obligations of the Corporation, in the manner of and as more fully set forth in Section 8-501.1(n) of Title 8. The Articles of Merger evidencing the Merger shall also constitute and evidence the sale, conveyance, transfer and assignment of all property of the Corporation to the Trust and the Trust's assumption of all of the liabilities, debts and obligations of the Corporation, including without limitation, all employee benefit plans of the Corporation (and all liabilities, debts and obligations of the Corporation thereunder) and obligations to indemnify persons who are or may be entitled to indemnification under the Articles and the Corporation's By-Laws, to the extent that such persons are entitled to indemnification thereunder.

          1.3 CONVERSION OF SHARES OF THE CORPORATION. At the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof:

               1.3.1 Each share of the Common Stock of the Corporation outstanding immediately prior thereto shall be converted into one fully paid and nonassessable Common Share of the Trust; and each certificate representing said shares of Common Stock shall continue to represent the same number of Common Shares of the Trust.

               1.3.2 Each share of the Class B Common Stock of the Corporation outstanding immediately prior thereto shall be converted into one fully paid and nonassessable Class B Common Share of the Trust; and each certificate representing said shares of Class B Common Stock shall continue to represent the same number of Class B Common Shares of the Trust.

          1.4 COMMON SHARE OF THE TRUST. At the Effective Date, by virtue of the Merger and without any action on the part of the Corporation, being the sole holder thereof, the one Common Share of the Trust issued and outstanding immediately prior thereto shall be canceled and returned to the status of authorized but unissued shares.

                                     SECTION 2

                                   EFFECTIVE DATE

          The Merger shall become effective on the day and at the time (the "Effective Date") following the completion of the last of the following actions: (i) this Plan of Reorganization shall have been authorized, in accordance with the requirements of the laws of the State of Maryland, by the affirmative vote of the holders of at least two-thirds of the aggregate number of shares of the Common Stock of the Corporation then outstanding and entitled to vote thereon, and shall have been authorized by the Corporation as the sole shareholder of the Trust; (ii) the Common Shares of the Trust issuable to the

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stockholders of the Corporation pursuant to this Agreement and the 8.22%
Convertible Subordinated Debentures due 2004 of the Trust (the "Trust Debentures") issuable to the holders of the Corporation's 8.22% Convertible Subordinated Debentures due 2004 (the "Corporation Debentures") shall have been authorized for listing on the New York Stock Exchange, upon official notice of issuance; and (iii) Articles of Merger reflecting the Merger shall have been executed and filed in accordance with Section 3-107 of the MGCL and
Section 8-501.1(g) of Title 8.

                                     SECTION 3

         CHARTER DOCUMENTS, TRUSTEES, OFFICERS, STOCK RIGHTS AND DEBENTURES

          3.1 DECLARATION AND BY-LAWS. The Declaration and By-Laws of the Trust in effect on the Effective Date (a copy of each of which is attached hereto), shall continue to be, respectively, the Declaration and By-Laws of the Trust until changed, altered or amended as therein provided and in the manner prescribed by the provisions of Title 8.

          3.2 TRUSTEES. The persons who were at the Effective Date the Trustees of the Trust shall continue to be the Trustees of the Trust, holding such office until their respective Successors are elected or appointed and qualified in accordance with the Declaration and By-Laws of the Trust.

          3.3 OFFICERS. The officers of the Trust as at the Effective Date shall continue to be the officers of the Trust, holding such offices in the Trust until their respective Trusts are Successors or appointed and qualified in accordance with the Declaration and By-Laws of the Trust.

          3.4 RESTRICTED STOCK AWARD PLANS, STOCK OPTION PLAN AND OUTSTANDING OPTIONS. As at and from the Effective Date, the Corporation's 1995 Director Stock Plan and 1995 Restricted Stock Incentive Plan (collectively the "Stock Award Plans"), together with the Corporation's 1993 Stock Option Plan (the "Stock Option Plan") shall continue in full force and effect as plans of the Trust under the same terms and conditions until such time as such plans may be amended in accordance with the terms thereof; provided, however, that references in such plans to the Corporation, its stock and its stockholders shall be deemed to refer, respectively, to the Trust, its Common Shares and the holders of such Common Shares. As at and from the Effective Date, all obligations of the Corporation under the Stock Award Plans shall be assumed by the Trust and all rights of the participants in the respective Stock Award Plans to receive grants of the Common Stock of the Corporation on the terms and conditions set forth in the Stock Award Plans thereupon shall be converted into rights to receive grants of the Common Shares of the Trust on the same terms and conditions. As at and from the Effective Date, all obligations of the Corporation under the Stock Option Plan and option agreements shall be assumed by the Trust and all rights of the participants in the Stock Option Plan to receive grants of options to purchase shares of the Common Stock of the Corporation and the right of the holder of any option (whether or not granted pursuant to the Stock Option
Plan) to exercise said options on the terms and conditions set forth in the option agreement or the Stock Option Plan, as the case may be, thereupon shall be converted into rights to receive grants of options and to exercise said options to purchase the Common Shares of the Trust on the same terms and conditions.

          3.5 DEBENTURES. As at and from the Effective Date, the principal amount of the Corporation's outstanding 8.22% Convertible Subordinated Debentures Due 2004 (the "Corporation Debentures") shall be assumed by the Trust and converted into the same principal amount of 8.22% Convertible Subordinated Debentures Due 2004 of the Trust (the "Trust Debentures"), and each

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certificate representing the outstanding principal amount of Corporation
Debentures shall continue to represent the same principal amount of Trust Debentures.

                                     SECTION 4

                                   MISCELLANEOUS

          4.1 FURTHER ASSURANCES. From time to time to the extent possible, as and when required by the Trust or by its successors and assigns, there shall be executed and delivered on behalf of the Corporation such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action as shall be appropriate or necessary in order to vest or perfect, or to conform of record or otherwise, in the Trust the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises, and authority of the Corporation, and otherwise to carry out the purposes of this Plan of Reorganization, and the officers and Trustees of the Trust are fully authorized in the name of and on behalf of the Corporation or otherwise to take any and all such action and to execute and deliver any and all such deeds and other statements.

          4.2 ABANDONMENT. At any time before the Effective Date, this Plan of Reorganization may be terminated and the Merger may be abandoned by the unanimous vote of the Directors of the Corporation.

          4.3 COUNTERPARTS. This Plan of Reorganization may be executed in any number of counterparts, each of which shall be deemed to be an original.

          4.4 GOVERNING LAW. This Plan of Reorganization shall be governed by and construed in accordance with the laws of the State of Maryland.

          4.5 EFFECT. It is intended that the reorganization contemplated hereby shall be a reorganization of the type described in Section
368(a)(1)(F) under the Internal Revenue Code of 1986, as amended.


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          IN WITNESS WHEREOF, this Plan of Reorganization is hereby executed on behalf of each of the parties hereto and attested by their respective officers thereunto duly authorized.

                                   CENTERPOINT PROPERTIES CORPORATION
                                   a Maryland corporation

                                   By: ___________________________________
                                        John S. Gates, Jr., President
ATTEST:

__________________________________
Paul S. Fisher, Secretary

DATED:    ___________________, 1997


                                   CENTERPOINT PROPERTIES TRUST
                                   a Maryland real estate investment trust


                                   By: ___________________________________
                                        John S. Gates, Jr., President
ATTEST:


__________________________________
Paul S. Fisher, Secretary

DATED:    ___________________, 1997



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